UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2008

COBRA ELECTRONICS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-511	36-2479991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 West Cortland Street, Chicago, Illinois	60707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (773) 889-8870

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; ;Compensatory Arrangements of Certain Officers.

Executive Bonus Structure

On February 21, 2008, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Cobra Electronics Corporation (the “Company”), adopted the 2008 Executive Bonus Structure (the “Plan”) for the Company’s executive officers (other than James R. Bazet, the Company’s President and Chief Executive Officer (the “CEO”)) (the “Officers”) and certain other key employees. Under the Plan, the Officers shall be entitled to earn cash bonus compensation (an “Award”) based upon the achievement of certain pre-established performance goals for 2008 outlined in the Plan (the “Performance Goals”) for each Officer. The CEO is paid an annual bonus in accordance with the terms of the employment agreement between the CEO and the Company, dated May 25, 2004. Certain aspects of the Performance Goals under the Plan applicable to Michael Smith, the Company’s Senior Vice President and Chief Financial Officer, are established pursuant to the terms of the employment agreement dated December 21, 2007 between Mr. Smith and the Company and certain aspects of the Performance Goals under the Plan applicable to Anthony Mirabelli, the Company’s Senior Vice President, Marketing and Sales, are established pursuant to the terms of the employment agreement dated April 20, 1999 between Mr. Mirabelli and the Company.

Under the Plan, the Performance Goals consist of certain individual performance objectives and an operational component measured against targeted pre-tax profit levels of the Company. If a participant achieves 100% of the participant’s Performance Goals, the participant will receive the “target” Award, which is equal to 35% of the participant’s 2008 base salary. 35% of the “target” Award will be based on achieving the individual performance objectives and 65% of the “target” Award will be based on achieving the target pre-tax profit levels. At the end of the fiscal year, the CEO will be responsible for assessing the actual performance of each Officer against the Officer’s respective Performance Goals and recommending any Award under the Plan based on the percentage of individual performance objectives achieved and whether any of the target pre-tax levels of the Company have been met. The Plan also provides for bonuses of 3% of the annual base salary in addition to the “target” Award level if certain pre-tax profit targets are reached. For purposes of the Plan, pre-tax profit will be calculated without giving effect to the results of the Company’s Cobra Electronics UK Limited and Performance Products Limited subsidiaries, except with respect to Mr. Smith for whom pre-tax profit under the Plan will be calculated based on the Company’s consolidated results including the Company’s Cobra Electronics UK Limited and Performance Products Limited subsidiaries. In order for the Officers to receive any Award based on achievement of individual performance objectives, the Company will have to achieve pre-tax profit as calculated pursuant to the Plan. The Compensation Committee will review and approve the CEO’s recommendations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COBRA ELECTRONICS CORPORATION

By:	/s/ Michael Smith
Name:	Michael Smith
Title:	Senior Vice President and Chief Financial Officer

Date: February 27, 2008.